                                                                    EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                   AND MERGER

                                     AMONG

                            COTELLIGENT GROUP, INC.,

                             CGI ACQUISITION, INC.,

                            INNOVA SOLUTIONS, INC.,
                                      AND

                                 SUSAN E. TRICE

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.  THE MERGER............................................................     1
    1.1  Delivery and Filing of Articles of Merger........................     1
    1.2  Effective Time of the Merger.....................................     2
    1.3  Merger of Newco into the Company; Articles of Incorporation,
         Bylaws and Board of Directors of Surviving Corporation...........     2
    1.4  Certain Information With Respect to the Capital Stock of the
         Company, and Newco...............................................     3
    1.5  Effect of Merger.................................................     3

2.  CONVERSION AND EXCHANGE OF STOCK......................................     3
    2.1  Manner of Conversion.............................................     3

3.  DELIVERY OF SHARES....................................................     4

4.  CLOSING...............................................................     4

5.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.........................     5
    5.1   Due Organization................................................     5
    5.2   Authorization...................................................     5
    5.3   Capital Stock of the Company....................................     6
    5.4   Transactions in Capital Stock and Spin-offs.....................     6
    5.5   No Bonus Shares.................................................     6
    5.6   Subsidiaries ...................................................     7
    5.7   Predecessor Status; etc.........................................     7
    5.8   Cotelligent Stock Ownership.....................................     7
    5.9   Financial Statements............................................     7
    5.10  Liabilities and Obligations.....................................     7
    5.11  Approvals.......................................................     8
    5.12  Accounts and Notes Receivable...................................     8
    5.13  Permits and Intangibles.........................................     9
    5.14  Real and Personal Property......................................     9
    5.15  Material Contracts and Commitments..............................     9
    5.16  Insurance.......................................................    10
    5.17  Compensation....................................................    10
    5.18  Benefit Plans; ERISA Compliance.................................    10
    5.19  Conformity with Law.............................................    13
    5.20  Taxes...........................................................    14
    5.21  Completeness....................................................    15
    5.22  Government Contracts............................................    15
    5.23  Absence of Changes..............................................    15

    5.24  Deposit Accounts; Powers of Attorney ...........................    16
    5.25  Proprietary Rights..............................................    17
    5.26  Validity of Obligations.........................................    17
    5.27  Relations with Governments......................................    17
    5.28  Conflicts of Interest...........................................    17
    5.29  Environmental Matters...........................................    18
    5.30  Disclosure......................................................    18

6.  REPRESENTATIONS OF COTELLIGENT AND NEWCO..............................    19
    6.1   Due Organization................................................    19
    6.2   Cotelligent Stock...............................................    19
    6.3   Authorization...................................................    19
    6.4   No Conflicts....................................................    19
    6.5   Status of Cotelligent Shares....................................    20

7.  COVENANTS OF STOCKHOLDER AND THE COMPANY PRIOR TO CLOSING.............    20
    7.1   Access and Cooperation..........................................    20
    7.2   Conduct of Business Pending Closing.............................    20
    7.3   Prohibited Activities...........................................    21
    7.4   Pooling of Interests; Reorganization............................    22

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER....................    22
    8.1   Representations and Warranties; Performance of Obligations......    22
    8.2   Counsel Approval................................................    22
    8.3   No Litigation...................................................    23
    8.4   Opinion of Counsel..............................................    23

9.  CONDITIONS TO OBLIGATIONS OF COTELLIGENT AND NEWCO....................    23
    9.1   Representations and Warranties; Performance of Obligations......    23
    9.2   No Litigation...................................................    23
    9.3   Examination of Financial Statements.............................    23
    9.4   No Material Adverse Change......................................    24
    9.5   Review..........................................................    24
    9.6   Stockholder Release.............................................    24
    9.7   Counsel Approval................................................    24
    9.8   Opinion of Counsel..............................................    24
    9.9   Consents and Approvals..........................................    24
    9.10  Pooling Accounting Treatment....................................    24
    9.11  Good Standing Certificates......................................    24

10. INDEMNIFICATION.......................................................    25
   10.1   General Indemnification by Stockholder..........................    25
   10.2   Specific Indemnification by Stockholder.........................    25

     10.3 Notice and Defense of Third Party Claims........................    26
     10.4 Payment; Interest...............................................    26

11.  TERMINATION OF AGREEMENT.............................................    27

12.  NONCOMPETITION.......................................................    27
     12.1 Prohibited Activities...........................................    27
     12.2 Independent Covenant............................................    29
     12.3 Materiality.....................................................    29

13.  POST-CLOSING COVENANTS...............................................    29
     13.1 Stockholder.....................................................    29
     13.2 Cotelligent.....................................................    29
     13.3 Damages.........................................................    30
     13.4 Covenant to Pay Taxes...........................................    30

14.  POOLING ACCOUNTING...................................................    30
     14.1 Restrictions on Resale; Legends.................................    30
     14.2 Indemnification.................................................    31

15.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON COTELLIGENT
     STOCK................................................................    31
     15.1 Prospectus Delivery.............................................    31
     15.2 Resale of Cotelligent Stock.....................................    32
     15.3 Legend..........................................................    32

16.  GENERAL..............................................................    32
     16.1  Cooperation....................................................    32
     16.2  Successors and Assigns.........................................    32
     16.3  Entire Agreement...............................................    32
     16.4  Counterparts...................................................    33
     16.5  Brokers and Agents.............................................    33
     16.6  Expenses.......................................................    33
     16.7  Notices........................................................    33
     16.8  Governing Law..................................................    34
     16.9  Survival of Representations and Warranties.....................    34
     16.10 Exercise of Rights and Remedies................................    34
     16.11 Time...........................................................    34
     16.12 Reformation and Severability...................................    34

EXHIBIT A  -  FORM OF ARTICLES OF MERGER
EXHIBIT B  -  NUMBER OF SHARES
EXHIBIT C  -  FORM OF STOCK POWER
EXHIBIT D  -  CAPITAL STRUCTURE OF INNOVA
EXHIBIT E  -  FORM OF LEGAL OPINION OF DANIEL E. JACKSON
EXHIBIT F  -  FORM OF RECEIPT AND RELEASE
EXHIBIT G  -  FORM OF LEGAL OPINION OF HUGHES & LUCE, L.L.P.

        DEFINITIONS
        -----------

DEFINED TERM                         SECTION
- - ------------                         -------

"Act"                                15
"Agreement"                          Preamble
"Article of Merger"                  1.1
"ASRs"                               14.1
"Balance Sheet Date"                 5.9
"Benefit Plan"                       5.18
"Closing"                            4
"Closing Date"                       4
"Code"                               Recitals
"Company"                            Preamble, 5
"Company Stock"                      1.4
"Constituent Corporations"           Recitals
"Consummation Date"                  4
"Cotelligent"                        Preamble
"Cotelligent Stock"                  2.1
"ERISA"                              5.18
"Effective Time of the Merger"       1.2
"Environmental Laws"                 5.29
"Expiration Date"                    5
"Financial Statements"               5.9
"Indemnified Person"                 10.3
"Indemnifying Person"                10.3
"IRS"                                5.18
"Losses"                             5.18
"Merger"                             Recitals

        DEFINITIONS
        -----------

DEFINED TERM                         SECTION
- - ------------                         -------

"Merger Provision"                   1.5
"Newco"                              Preamble
"Newco Stock"                        1.4
"PBGC"                               5.18
"Pension Plans"                      5.18
"pooling-of-interest"                14.1
"Stockholder"                        Preamble
"Surviving Corporation"              1.2
"Tax"                                5.20
"Tax Return"                         5.20
"Welfare Plans"                      5.18

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is made as of the 28th day of June, 1996, among COTELLIGENT GROUP, INC., a Delaware corporation ("Cotelligent"), and INNOVA SOLUTIONS, INC., a Texas corporation ("Company"), CGI ACQUISITION, INC., a Texas corporation ("Newco"), and SUSAN E. TRICE ("Stockholder").

     WHEREAS, the Newco has been duly organized and is currently existing under the laws of the State of Texas, having been incorporated solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of Cotelligent; and

     WHEREAS, Stockholder is the record owner of all the outstanding capital stock of the Company; and

     WHEREAS, the respective Boards of Directors of Cotelligent, Newco and the Company (all of which companies are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Texas, such transaction sometimes being referred to herein as the "Merger"; and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

     WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  THE MERGER

      1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. Cotelligent, the Company, Newco and Stockholder agree that Newco shall merge with and into the Company, upon the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the laws of their respective states of incorporation. The Constituent Corporations will cause Articles of Merger (with a summary Plan of Merger attached) in substantially the form attached hereto as Exhibit A (the "Articles of Merger") to be signed, verified by the appropriate party and delivered to the Secretary of State of Texas on or before the Consummation Date (as defined in

Section 4 of this Agreement).

      1.2 EFFECTIVE TIME OF THE MERGER. The "Effective Time of the Merger" shall be such time at which the Articles of Merger are filed with the Secretary of State for the State of Texas, or if a different effective time is specified in the Articles of Merger, such later time as is specified in such Articles of Merger. At the Effective Time of the Merger, Newco shall be merged with and into the Company and the separate existence of Newco shall cease. The Company, the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

      1.3 MERGER OF NEWCO INTO THE COMPANY; ARTICLES OF INCORPORATION, BYLAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the
Merger:

     (i) Newco shall merge with and into the Company, with such effects as are set forth herein and in the Texas Business Corporation Act ("TBCA");

     (ii) the Articles of Incorporation of Newco, as in effect immediately prior to the consummation of the Merger, shall become the Articles of Incorporation of the Surviving Corporation, except that such Articles shall be amended to retain the name "Innova Solutions, Inc." as the name of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Articles of Incorporation, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

     (iii) the Bylaws of Newco, as in effect immediately prior to the consummation of the Merger, shall become the Bylaws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

     (iv) the name of the person who shall serve as the member of the Board of Directors of the Surviving Corporation is as follows:

     Daniel Jackson

     The Director of the Surviving Corporation shall hold office subject to the provisions of the laws of its state of incorporation and of the Articles of Incorporation and Bylaws of the Surviving Corporation; and

     (v) the officers of Newco immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until his or her successor is elected and qualified.

      1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company and Newco as of the date of this Agreement are as follows:

     (i) the authorized capital stock of the Company consists of 100,000 shares of common stock, $.01 par value ("Company Stock"), of which 51,000 shares are issued and outstanding; and

     (ii) the authorized capital stock of Newco consists of 1,000 shares of common stock, $0.01 par value ("Newco Stock"), of which 1,000 shares are issued and outstanding.

      1.5  EFFECT OF MERGER.  The Merger shall have the effects set forth in
Article 5.06 of the TBCA (the "Merger Provision"). Except as specifically set forth to the contrary in the Merger Provision or in this Agreement, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Newco shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged into the Company, and the Company, as the Surviving Corporation, shall be fully vested therewith; at the Effective Time of the Merger, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private nature; and all property and all debts due on whatever account, including subscriptions to shares and all and every other interest of or belonging to or due to Newco and the Company shall be allocated to, and vested in, the Surviving Corporation without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, powers, licenses and franchises and all and every other interest shall be thereafter effectively the property of the Surviving Corporation; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

 2.  CONVERSION AND EXCHANGE OF STOCK

      2.1 MANNER OF CONVERSION. The manner of converting (i) the shares of the Company Stock issued and outstanding immediately prior to the Effective Time of the Merger into shares of common stock of Cotelligent, $0.01 par value ("Cotelligent Stock") and (ii) the shares of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger into shares of common stock of the Surviving Corporation, shall be as follows:

     Upon the Effective Time of the Merger and without any action on the part of the Company, Newco or Stockholder:

     (i) all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into such number of shares of Cotelligent Stock, in the aggregate, as is set forth on Exhibit B, and each share of Company Stock shall be canceled and cease to exist; and

     (ii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation; and such shares in the aggregate shall constitute all of the issued and outstanding shares of the Surviving Corporation from and after the Effective Time of the Merger.

 3.  DELIVERY OF SHARES

     3.1  At Closing:

     (i) Stockholder, as the holder of all outstanding certificates representing shares of Company Stock, shall, upon surrender of such certificates, receive the number of shares of Cotelligent Stock set forth on Exhibit B; and

     (ii) Until the certificates representing the Company Stock have been surrendered by Stockholder and replaced by the Cotelligent Stock, the certificates for the Company Stock shall, for all corporate purposes be deemed to evidence ownership of Cotelligent Stock.

     3.2 Stockholder shall deliver at Closing the certificates representing the Company Stock, duly endorsed in blank by Stockholder as set forth on Exhibit C, or accompanied by a blank stock power, with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled. Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Stock or with respect to the stock powers accompanying any Company Stock.

 4.  CLOSING

     The Merger and conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing") shall take place at the offices of Hughes & Luce, L.L.P., at 1717 Main Street, Dallas, Texas 75201, at 10:00 a.m., local time, on June 28, 1996, or at such other time and date as Cotelligent, the Company and Stockholder may mutually agree, which date shall be referred to herein as the "Consummation Date" or "Closing Date." At or prior to the Closing, the parties shall take all actions necessary to prepare to effect the Merger including, if permitted by applicable state law, filing with the appropriate state authorities the Articles of Merger which shall become effective at 11:59 p.m. local time on June 30, 1996.

 5.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder represents and warrants that all of the following representations and warranties shall be true as of the date of this Agreement and shall be true at the time of Closing. Such representations and warranties shall survive the Closing for a period of one (1) year from the Closing Date or until the completion date of the first audited financial statements of Cotelligent containing the combined operations for one year from the Consummation Date, whichever occurs first (which date is hereinafter called the "Expiration Date"); provided, however, that the specific representations contained in Sections 5.3 and 5.20 shall survive without limitation.

      5.1 DUE ORGANIZATION. The Company and each subsidiary of the Company indicated on Schedule 5.1 are corporations duly organized, validly existing and in good standing under the laws of the states shown on Schedule 5.1, and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted or as proposed to be conducted except (i) as disclosed on Schedule 5.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of the Company. Copies of the Articles of Incorporation (certified by the Secretary of State of the State of incorporation of the respective company) and Bylaws (certified by the Secretary of the Company), as amended, of the Company and each of the Company's subsidiaries are all attached hereto as Schedule 5.1. The stock records and minute books of the Company and each subsidiary, as heretofore made available to Cotelligent, are correct and complete.

      5.2 AUTHORIZATION. Stockholder and the Company have full right, power and authority to enter into this Agreement and have the full right, power and authority to enter into the Merger, and upon consummation of the Merger in accordance with the terms of this Agreement, Cotelligent will acquire good and valid title in the Company Stock, or any interests then represented by the Company Stock, free and clear of all liens, encumbrances and claims of every kind, subject to the disclosures set forth on Schedule 5.3. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (i) the Articles of Incorporation or By-laws of the Company, (ii) any material contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company (except for any matters disclosed on Schedule 5.2) or
(iii) any
judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of the shares of voting common stock as shown on Exhibit D attached hereto. All of the issued and outstanding shares of the capital stock of the Company are owned by Stockholder as set forth on Exhibit D, and, except as provided on Schedule 5.3, are free and clear of all liens, encumbrances and claims of every kind. Schedule 5.1 attached hereto sets forth the number and class of the authorized capital stock of each of the Company's subsidiaries and the number of shares of each subsidiary which are issued and outstanding, all of which shares are owned by the Company, free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by Stockholder, and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK AND SPIN-OFFS. The Company has not acquired any treasury stock since May 21, 1994. No rights of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. In addition, there are no (i) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (ii) contracts, arrangements or commitments, written or otherwise, under which the Company is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.
Without limiting the generality of the foregoing, there is no basis upon which any person (other than Stockholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other securities of the Company, and no person has made or threatened to make, or will in the future make, any such claim. In addition, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of the Company nor the beneficial or record ownership of shares of the Company has been altered or changed in contemplation of the Merger. Without limiting the generality of the foregoing, between May 21, 1994 and the Effective Time, there has not been any (a) issuance, sale, repurchase, redemption or other transfer of or transaction in the Company Stock or (b) any sale or spin-off of significant assets of the Company or any of the Company's subsidiaries other than in the ordinary course of business.

      5.5 NO BONUS SHARES. None of the shares of the Company Stock was issued pursuant to awards, grants or bonuses.

      5.6 SUBSIDIARIES. Set forth on Schedule 5.1 attached hereto is a list of the names of each of the Company's subsidiaries. Except as set forth in
Schedule 5.1, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the Company, including the names of any entities from whom the Company previously acquired significant assets. Except as disclosed in Schedule 5.7, the Company has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

      5.8 COTELLIGENT STOCK OWNERSHIP. Neither the Company, the Stockholder nor any of the Company's subsidiaries has ever owned any Cotelligent Stock.

      5.9 FINANCIAL STATEMENTS. Stockholder has delivered to Cotelligent copies of the following sets of financial statements (the "Financial Statements") of the Company:

     (i) The Company's Balance Sheet as of December 31, 1995 and for the two prior years and Statements of Earnings and Retained Earnings for the year then ended and for the two prior years, and

     (ii) The Company's Balance Sheet as of May 31, 1996 (hereinafter referred to as the "Balance Sheet Date") and Statements of Earnings and Retained Earnings for the five (5) month period then ended.

Such Financial Statements have been compiled and prepared using methodology applied on a consistent basis throughout the periods indicated (except as
noted).   Such balance sheets present fairly the financial condition of the
Company (and the Company's subsidiaries on a consolidated basis) as of the dates indicated thereon, and such Statements of Earnings, and Retained Earnings present fairly the results of its operations for the periods indicated thereon; provided however, that it is understood by the parties that such financial statements have been prepared on a cash basis and do not reflect all accruals that would be required under generally accepted accounting principles. If required, the President or Chief Financial Officer of the Company has, or will, execute any documentation reasonably required by Cotelligent's independent public accountants or any stock exchange with respect to issues related to pooling accounting treatment (assuming that there is no misrepresentation in any such requested documentation).

      5.10 LIABILITIES AND OBLIGATIONS. Stockholder has delivered to Cotelligent on Schedule 5.10 an accurate summary as of the Balance Sheet Date of all liabilities of the Company of any kind, character and description (other than accounts payable incurred in the ordinary course of business not in excess of $200,000), whether accrued, absolute, secured or unsecured, contingent or otherwise, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable, except for any liabilities that do not individually or in the aggregate for all similar liabilities exceed $1,000. For each such liability for which the amount is not fixed or is contested, Stockholder shall provide a summary description of the liability together with the following:

     (i) copies of all relevant documentation relating thereto;

     (ii) amounts claimed and any other action or relief sought;

     (iii) name of claimant and all other parties to the claim, suit or proceeding;


     (iv) the name of each court or agency before which such claim, suit or proceeding is pending;

     (v) the date such claim, suit or proceeding was instituted; and

     (vi) a reasonable best estimate by Stockholder of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Stockholder's best estimate shall for purposes of this Agreement be deemed to be zero.

Since May 31, 1996, the Company has not incurred any liabilities or obligations of any type other than in the ordinary course of business.

      5.11 APPROVALS. Except as described in Schedule 5.11, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is or was required to be obtained or made by the Company or Stockholder in connection with the execution, delivery or performance of this Agreement, except when the failure to obtain the same would not prevent the consummation of the Merger or impose any material liability on the Company or Cotelligent or any of their assets or interfere with the conduct of their business. As of the date of this Agreement, except as described in Schedule 5.11, all of the authorizations, consents and approvals referred to in Schedule
5.11 have been obtained, and all of the registrations and filings referred to in
Schedule 5.11 have been made.

      5.12 ACCOUNTS AND NOTES RECEIVABLE. Stockholder has delivered to Cotelligent on Schedule 5.12 an accurate list as of the Closing Date of the accounts and notes receivable of the Company, including receivables from and advances to employees and Stockholder and amounts which are not reflected in the most recent available balance sheet. Stockholder shall provide Cotelligent with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 5.12, such accounts and notes are collectible in the amount shown on Schedule 5.12.


      5.13 PERMITS AND INTANGIBLES. Stockholder has delivered to Cotelligent on Schedule 5.13 an accurate list and summary description as of the Closing Date of all certificates of need, permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company, all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 5.13, such permits, titles, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals are adequate for the operation of the Company's business as presently constituted, except where the failure to obtain the same would not prevent the consummation of the Merger or impose any material liability on the Company or Cotelligent or any of their assets or interfere with the conduct of their business. Except as set forth on Schedule 5.13, Stockholder has delivered to Cotelligent a description and copies, as of the date of this Agreement, of all material records, reports, notifications, certificates of need, permits, pending permit applications, engineering studies, environmental impact studies filed or submitted or required to be filed or submitted to governmental agencies, other governmental approvals or applications for approval and of all material notifications from such governmental agencies.

      5.14 REAL AND PERSONAL PROPERTY. Stockholder has delivered to Cotelligent on Schedule 5.14 an accurate list and a complete description as of the Balance Sheet Date of all real property leased by the Company, together with all material items of personal property owned or used by the Company, including true and correct copies of leases for real estate and equipment, and including an indication as to which assets were formerly owned by business or personal affiliates of the Company. Except as shown on Schedule 5.14, substantially all of the machinery and equipment of the Company are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule
5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms. All fixed assets used by the Company in the operation of its business is either owned by the Company or leased under an agreement indicated on Schedule
5.14. Schedule 5.14 shall, without limitation, contain copies of all title reports and title insurance policies received or owned by the Company. Stockholder has also indicated on Schedule 5.14 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real or personal property or existing business, to which management of the Company has devoted any significant effort or expenditure in the two year period prior to the date of the Agreement, which if pursued by the Company would require additional expenditures of significant efforts or capital. Except for the premises currently leased by the Company and any other prior leasehold interests described on Schedule 5.14, neither the Company nor any of its predecessors has ever owned or occupied any real property. Except as described on Schedule 5.14, the Company owns, and does not lease, all assets and properties it uses in its business; and there are no liens, restrictions or encumbrances on any property or assets owned or used by the Company.

      5.15 MATERIAL CONTRACTS AND COMMITMENTS. Stockholder has delivered to Cotelligent on Schedule 5.15 an accurate list of all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) and has delivered true copies of such agreements to Cotelligent. Except to the extent set forth on Schedule 5.15, the Company has complied with all commitments and obligations pertaining to such contracts and agreements, respectively, and are not in material default under any such contract and agreement and no notice of default has been received, nor is the Company aware of any default on the part of any other party to such contract or agreement, or any intent of any such party to attempt to terminate or amend any such contract or agreement. Except as set forth on Schedule 5.2, the Merger will not give rise to the right of any party to terminate or modify any such contract or agreement. The Company is not a party to any contract, agreement or other instrument or commitment which, singly or in the aggregate, materially and adversely affects or is likely to materially and adversely affect, the business, operations, properties, assets or condition, (financial or otherwise) of the Company. Except as set forth in Schedule 5.15, the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth in Schedule 5.15, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of the Company's and Stockholder's knowledge, is any campaign to establish such representation in progress. There is no pending or, to the best of Company's and Stockholder's knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years and the Company considers its relationship with employees to be good.

      5.16  INSURANCE.  Stockholder has delivered to Cotelligent on Schedule
5.16 an accurate list of all insurance policies carried by the Company and have delivered to Cotelligent on Schedule 5.17 an accurate list of all insurance loss runs or worker's compensation claims received for the past three (3) policy years. Also attached to Schedule 5.16 are complete copies of all policies currently in effect. The insurance carried by the Company with respect to its properties, assets and business of the Company is with reputable insurers. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Consummation Date. The Company's insurance has never been canceled and the Company has never been denied coverage.

      5.17  COMPENSATION.  Stockholder has delivered to Cotelligent on Schedule
5.17 an accurate list of all officers, directors and key employees of the Company and each of its subsidiaries and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of the directors, officers and key employees.

      5.18  BENEFIT PLANS; ERISA COMPLIANCE.

     (a) Schedule 5.18 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this Section 5.18 as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 5.18 as "Welfare Plans") and all other Benefit Plans, as defined below, currently maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company. For purposes of this Agreement, the term "Benefit Plan" shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company which is not a Pension Plan or Welfare Plan. The Company has delivered to Cotelligent true, complete and correct copies of (A) each Pension Plan, Welfare Plan and Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the three annual reports on Form 5500 most recently filed with the Internal Revenue Service ("IRS") with respect to each Pension Plan or Welfare Plan (if any such report was required), (C) the most recent IRS determination letter request for each Pension Plan intended to be qualified under Section 401(a) of the Code and all rulings or determinations concerning such Pension Plan requested of the IRS subsequent to the date of that letter, (D) the most recent actuarial report for each Pension Plan and Welfare Plan for which an actuarial report is required by ERISA, (E) the most recent summary plan description for each Pension Plan and Welfare Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (F) each trust agreement and/or group annuity contract relating to any Benefit Plan and (G) all other information reasonably requested by Cotelligent.

     (b) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualifications, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. The Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each such Pension Plan for which premiums to the PBGC are required. No such Pension Plan in whole or in part maintained by the Company has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

     (c) Each of the Pension Plan, Welfare Plan and Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, the Company: (A) has been in substantial compliance with all reporting and disclosure requirements of (i)
Part 1 or Subtitle B of Title I of ERISA, if applicable, or (ii) other applicable law, (B) has had the appropriate required Form 5500 (or equivalent annual report) filed timely with the appropriate governmental entity for each year of its existence, (C) has at all times complied with the bonding requirements of (i) Section 412 of ERISA, if applicable, or (ii) other applicable law, (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company which may subject the Company to the payment of material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and
(E) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law not otherwise covered hereunder so as not to give rise to any material liabilities to the Company.

     (d) All voluntary employee benefit associations maintained by the Company and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under
Section 501(c)(9) of the Code by the IRS, and nothing has occurred or failed to occur which would cause the loss of such exemption.


     (e) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement ; (ii) benefit under any Benefit Plan of the Company being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

     (f) The Company provides no material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

     (g) No Pension Plan or pension plan subject to Title IV of ERISA (i) that the Company maintains or maintained, or (ii) to which the Company is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Cotelligent. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. None of the Company, any officer of the Company or any of the Pension Plan or Welfare Plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under
Section 502(i) or (1) of ERISA which would have a material adverse effect on the Company. No "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan, other than as may arise as a result of the consummation of the Merger. The Company has not suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Company has any material liability outstanding.

     (h) With respect to any Welfare Plan, (A) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (B) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to the Company on or at any time after the Consummation Date.

     (i) All contributions required by law or by a collective bargaining or other agreement to be made under the Pension Plan, Welfare Plan or Benefit Plans with respect to all periods through the Effective Date of the Merger, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by the Company. No material changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Pension Plan, Welfare Plan or Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such material changes are scheduled to occur.

     (j) The Company has not and will not have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Company.

      5.19 CONFORMITY WITH LAW. Except to the extent set forth on Schedule 5.19, the Company and Stockholder have fully complied with, and the Company is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or any of its assets or its business; and except to the extent set forth in Schedule 5.10, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or its business and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Except as set forth on Schedule 5.19, the Company has conducted and is conducting its business in full compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statues, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters, except where the failure to do so would not result in any material liability of the Company or subject its assets to any material liability or interfere with the conduct of its business. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

      5.20 TAXES. The Company has timely filed all requisite federal and other Tax Returns for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.10, there are no open years, examinations in progress or claims against the Company for federal or other Taxes for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for Taxes has been received. The Company is not a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company) with any corporation which is not directly or indirectly 100% owned by Company; there are no requests for rulings in respect of any Tax pending by the Company with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against the Company remains unpaid. The amounts shown as accruals for Taxes on the financial statements of the Company as of the Balance Sheet Date delivered to Cotelligent pursuant to
Section 5.9 are sufficient for the payment of all Taxes of the kinds indicated for all fiscal periods ended on or before the Closing Date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of the Company for their last three (3) fiscal years, or such shorter period of time as it has existed, are attached hereto as Schedule 5.20. For all taxable periods beginning with the taxable year beginning January 1, 1995 the Company has elected to be taxed as an S corporation as defined in Section 1361(a)(1) of the Code. The Company timely filed a proper election to be taxed as an S corporation. At all times since January 1, 1995 the Company has satisfied all requirements for an S corporation, and the Company's election to be taxed as an S corporation has not been revoked or terminated. For purposes of this Section 5.20, "Tax" shall mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

      5.21 COMPLETENESS. The certified copies of the Articles of Incorporation and Bylaws, both as amended to date, of the Company and each of the Company's subsidiaries, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to Cotelligent in connection with the transactions contemplated hereby are complete and correct; neither the Company nor any other party hereto is in default thereunder. Except as set forth on
Schedule 5.21, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit hereunder.

      5.22 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.22, the Company is not now and has never been a party to any governmental contracts subject to price redetermination or renegotiation.


      5.23 ABSENCE OF CHANGES. Except as set forth on Schedule 5.23, since the Balance Sheet Date, there has not been:

     (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

     (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

     (iii) any change in the authorized capital of the Company or its securities outstanding or any change in the ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

     (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company, except for a cash distribution to Stockholder declared by the Board of Directors in an amount sufficient to pay any tax obligation owed by Stockholder not to exceed $500,000, and to be paid by the Company;

     (v) any increase in the compensation, bonus, fringe benefits or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholder, employees, consultants or agents, or any change in the method by which sales commissions are calculated and paid;

     (vi) any work interruptions, labor grievances or claims filed, proposed law or regulation or any event or condition of any character, materially adversely affecting the business or future prospects of the Company;

     (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, Stockholder and her affiliates;

     (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of Stockholder or any affiliate thereof;

     (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

     (x) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets;

     (xi) any waiver of any material rights or claims of the Company;

     (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party; or

     (xiii) any transaction by the Company outside the ordinary course of its business.

      5.24 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Stockholder has delivered to Cotelligent on Schedule 5.24 an accurate list as of the date of this Agreement, of:

     (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

     (ii) the names in which the accounts or boxes are held;

     (iii)  the type of account; and

     (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any of its subsidiaries and a description of the terms of such power. Each such power has been or will be canceled from and after the Closing hereunder.

      5.25 PROPRIETARY RIGHTS. Except as set forth on Schedule 5.13, the Company does not own or have any right or interest in any patent, trademark, trade name, copyright, trade secret, or other intellectual property right, or any license or assignment with respect thereto. The Company has not infringed upon and is not infringing upon, and has not engaged in and is not engaged in any unauthorized use or misappropriation of, any patent, trademark, trade name, copyright, trade secret, process, design, invention, know-how or technology owned by or belonging to any other person; and there is no pending or threatened claim, and no basis for the assertion of any claim, against the Company with respect to any such infringement, unauthorized use or misappropriation.

      5.26 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the Stockholder of the Company, and this Agreement has been duly and validly authorized by all necessary corporate action and is a valid and binding obligation of the Company.

      5.27 RELATIONS WITH GOVERNMENTS. Neither the Company, Stockholder nor, to the Company's or Stockholder's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company, Stockholder nor, to the Company's or Stockholder's knowledge, any current director, officer, agent, employee or other person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

      5.28 CONFLICTS OF INTEREST. Except as disclosed in Schedule 5.28, neither (i) any past or present officer or director of the Company, nor (ii) to the best of Stockholder's knowledge, any relative of any past or present officer or director of the Company, nor (iii) any corporation, partnership, trust or other entity of which any such past or present officer or director of the Company has a direct or indirect interest or is a director, officer, stockholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with the Company, including without limitation any agreement or other arrangement providing for the furnishing of services by or to the Company or the rental of any property from or to the Company, or otherwise requiring or contemplating any payments by or to the Company. Except as disclosed in Schedule 5.28, neither any present officer or director, nor any relative of any such officer or director, owns directly or indirectly any interest in any corporation, firm, partnership, trust or other entity or business which is a competitor, potential competitor, customer, client or supplier of the Company or any related business.

      5.29  ENVIRONMENTAL MATTERS.  Except as set forth on the Schedule 5.29,
(i) the

Company has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and business relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not have a material adverse effect on its business; (ii) the Company has obtained, and in all material respects adhered to, all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by the Company where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws; (iv) the Company knows of no on-site or off-site location to which the Company has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, Cotelligent or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

      5.30 DISCLOSURE. This Agreement and the schedules hereto and all other documents and information furnished to Cotelligent and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If the Company or Stockholder becomes aware of any fact or circumstance which would change a representation or warranty of the Company or Stockholder in this Agreement or any representation made on behalf of the Company, the Company and Stockholder shall immediately give notice of such fact or circumstance to Cotelligent. However, such notification shall not relieve the Company or Stockholder of their respective obligations under this Agreement, and at the sole option of Cotelligent, the truth and accuracy of any and all warranties and representations of the Company, or on behalf of Company and of Stockholder at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

 6.  REPRESENTATIONS OF COTELLIGENT AND NEWCO

     Cotelligent and Newco represent and warrant that all of the following representations and warranties are true as of the date of the Agreement and shall be true at the time of Closing and shall survive the Closing for a period of one (1) year following the Closing.

      6.1 DUE ORGANIZATION. Cotelligent and Newco are duly organized, validly existing and in good standing under the laws of the States of Delaware and Texas, respectively, and are duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized, qualified or licensed would not have a material adverse affect on their respective businesses.

      6.2 COTELLIGENT STOCK. The Cotelligent Stock to be delivered to Stockholder on the Consummation Date will constitute valid and legally issued shares of Cotelligent, fully paid and nonassessable, and with the exception of restrictions upon resale imposed by the applicable securities laws and regulations, will be legally equivalent in all respects to the Cotelligent Stock issued and outstanding as of the date hereof.

      6.3 AUTHORIZATION. The representatives of Cotelligent and Newco executing this Agreement have the corporate authority to enter into and bind Cotelligent and Newco by the terms of this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cotelligent under, any provision of (i) the Certificate of Incorporation or By-laws of Cotelligent, (ii) any material contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Cotelligent or (iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Cotelligent or its properties or assets.

      6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated and the fulfillment of the terms hereof will not:

     (i) conflict with, or result in a breach or violation of the Certificate of Incorporation or Bylaws of either Cotelligent or Newco,

     (ii) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either Cotelligent or Newco is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Cotelligent's or Newco's properties pursuant to (A) any law or regulation to which Cotelligent or Newco, or any of their property is subject, or (B) any judgment, order or decree to which Cotelligent, or Newco is bound or any of their property is subject; or

     (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Cotelligent or Newco.

      6.5 STATUS OF COTELLIGENT SHARES. The offer, transfer and delivery of the Cotelligent Shares to Stockholder have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-1 that has been declared effective by the Securities and Exchange Commission and will be effective at the Closing. When issued at the Closing, the Cotelligent Shares will be listed on the Nasdaq National Market System. The Cotelligent Shares may be resold by Stockholder without further registration under the Securities Act and any purchaser of the Cotelligent Shares will receive certificates that do not bear a restrictive legend; provided that any such resale complies with the provisions of Rule 145(d) under the Securities Act.

 7.  COVENANTS OF STOCKHOLDER AND THE COMPANY PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION. Between the date of this Agreement and the Consummation Date, the Company will afford to the officers and authorized representatives of Cotelligent reasonable access to all of the Company's (including the Company's subsidiaries) sites, properties, books and records and will furnish Cotelligent with such additional financial and operating data and other information as to the business and properties of the Company as Cotelligent may from time to time reasonably request. The Company will cooperate with Cotelligent, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Cotelligent will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the Balance Sheet Date and the Consummation Date, Stockholder will cause the Company to:

     (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

     (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

     (iii) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

     (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

     (v) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

     (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and similar governmental approvals, to the extent necessary to carry on its business;

     (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Cotelligent; and

     (viii) except as set forth on Schedule 5.23, maintain present salaries and commission levels for all officers, directors, employees and agents.

      7.3 PROHIBITED ACTIVITIES. Between the Balance Sheet Date and the Consummation Date, the Company will not, without prior written consent of Cotelligent, which consent shall not unreasonably be withheld (unless, as to the matters set forth in clauses (iv) through (xii) below, such actions are taken in the ordinary course of business):

     (i) make any change in its Articles of Incorporation or Bylaws;

     (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

     (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock, except for a cash distribution to Stockholder declared by the Board of Directors in an amount sufficient to pay any tax obligation owed by Stockholder not to exceed $500,000, and to be paid by the Company;

     (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $10,000;

     (v) increase any fringe benefit or the compensation payable or to become payable to any officer, director, Stockholder, employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary bonuses to employees;

     (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except pursuant to existing loan agreements;

     (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

     (viii) negotiate for the acquisition of any business or the start-up of any new business;

     (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

     (x) take any action to waive any material rights or claims of the Company;

     (xi) breach or permit a breach, amend or terminate any agreement or any permit, license or other right of the Company; or

     (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time of the Merger, unless the other parties shall otherwise agree in writing, none of the Stockholder, the Company or any subsidiary of the Company shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of the Company's combination with Newco as a pooling-of-interests for accounting purposes or (b) knowingly take or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER

     The obligations of Stockholder hereunder are, at her option, subject to the following conditions. Upon consummation of this Agreement, all conditions not satisfied are deemed to be waived:

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Cotelligent and Newco contained in Section 6 shall be accurate as of the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Cotelligent and Newco on or before the Consummation Date shall have been duly complied with and performed.

      8.2 COUNSEL APPROVAL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Stockholder.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Cotelligent of the Company Stock and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. Stockholder shall have received an opinion from Daniel E. Jackson, in-house counsel for Cotelligent, dated the Closing Date, substantially in the form attached hereto as Exhibit E to the effect that:

     (i) Cotelligent and Newco have been duly organized and are validly existing in good standing under the laws of the States of Delaware and Texas; and

     (ii) the shares of Cotelligent Stock to be received by the Stockholder on the Consummation Date shall be duly authorized, validly issued, fully paid and nonassessable; and that a registration statement on Form S-1 under the Securities Act of 1933, as amended, is in effect as to the issuance by Cotelligent of such Cotelligent Stock.

 9.  CONDITIONS TO OBLIGATIONS OF COTELLIGENT AND NEWCO

     The Obligations of Cotelligent and Newco hereunder are, at their option, subject to the satisfaction, on or prior to the Consummation Date, of the following conditions. Upon Closing, all conditions not satisfied are deemed to be waived.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of Stockholder and the Company contained in this Agreement shall be true on and as of the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date, except for matters expressly disclosed in the certificate or a schedule thereto; each and all of the agreements of Stockholder and the Company to be performed on or before the Consummation Date pursuant to the terms hereof shall have been performed.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Cotelligent of the Company Stock; and no governmental agency or body shall have taken any other action or made any request of Cotelligent as a result of which the management of Cotelligent deems it inadvisable to proceed with the transactions hereunder.


      9.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Consummation Date, Cotelligent shall have had sufficient time to review the unaudited balance sheets of the Company as of the end of the month immediately preceding the Closing Date, and the unaudited statements of income, cash flow and stockholder's investment of the Company for the period then ended, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements originally furnished by the Company as set forth in Schedule 5.9.

      9.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or business of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business; and Cotelligent shall have received a certificate signed by Stockholder dated the Consummation Date to such effect.

      9.5 REVIEW. Cotelligent, through its authorized representatives, must have completed a satisfactory review of the practices and procedures of the Company including, but not limited to, compliance with contracts and federal, state and local laws and regulations governing the operations of the Company, disclosing no actual or probable violations, compliance problems, required capital expenditures or other substantive concerns.

      9.6 STOCKHOLDER RELEASE. Stockholder shall have delivered to Cotelligent an instrument dated the Consummation Date in the form attached as Exhibit F.

      9.7 COUNSEL APPROVAL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Cotelligent.

      9.8 OPINION OF COUNSEL. Cotelligent shall have received an opinion from Hughes & Luce, L.L.P., counsel to the Stockholder, dated the Closing Date, substantially in the form attached hereto as Exhibit G, the scope and substance of which shall be negotiated by the parties hereto.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transaction contemplated herein shall have been obtained or made, as applicable, and no action or proceeding shall have been instituted or threatened to restrain or prohibit Cotelligent's acquisition of the Company Stock.

      9.10 POOLING ACCOUNTING TREATMENT. Cotelligent shall have been advised in writing by its independent public accountants that in their opinion the transactions contemplated herein meet the requirements for pooling-of-interest accounting treatment under generally accepted accounting principles.

      9.11 GOOD STANDING CERTIFICATES. Stockholder shall have delivered to Cotelligent a certificate, dated as of a date no longer than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by Cotelligent, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns have been filed and taxes paid for the Company for all periods prior to the Closing.

 10.  INDEMNIFICATION

      10.1 GENERAL INDEMNIFICATION BY STOCKHOLDER. Stockholder covenants and agrees that she will indemnify, defend, protect and hold harmless Cotelligent, Newco and the Company and each of their respective employees, counsel, agents, contractors, successors, assigns, heirs and legal and personal representatives at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth elsewhere in this Agreement) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Cotelligent, Newco or the Company as a result of or incident to any breach of the representations, warranties or covenants set forth herein or on the schedules or certificates attached hereto and any misrepresentations or nonfulfillment of any agreement on the part of Stockholder or the Company under this Agreement; provided, however, that Stockholder shall not be required to provide such indemnification for the breach of any such representation or warranty (other than a breach of the warranty set forth in Section 5.3) unless and until Buyer shall have sustained cumulative Losses of at least One Hundred Thousand and No/100 Dollars ($100,000) (the "Threshold Amount"). Once such cumulative Losses equals or exceeds the Threshold Amount, Stockholder shall provide indemnification for all Losses sustained as a result of such breaches, including Losses counted in reaching the Threshold Amount.

      10.2 SPECIFIC INDEMNIFICATION BY STOCKHOLDER. Notwithstanding the above, the Stockholder covenants and agrees that she will indemnify, defend, protect and hold harmless Cotelligent, Newco and the Company at all times from and after the date of this Agreement, without limitation as to amount or time (except that Shareholder shall not be required to indemnify Cotelligent, Newco or the Company hereunder in respect of clause (i) below after the statute of limitations on the underlying tax claim has run and such indemnified parties have had sufficient time, after receiving notice of same, to notify Shareholder of any tax claims brought prior to the running of such statutes), against all Losses (including specifically, but without limitation, reasonable attorney's fees and expenses of investigation) incident to any of the following:

     (i) breach of the representation related to Taxes as set forth in Section
5.20 or the covenant set forth in Section 13.4;

     (ii) the breach of the representations and warranties set forth in Section 5.3; or

     (iii)  Stockholder's covenant set forth in Section 14.2.

      10.3 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any proceeding shall be brought or asserted against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Section 10 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the

Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Section 10. In addition, actual or threatened action by a governmental authority or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Section 10. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any proceeding should not be deemed to limit or otherwise modify its obligations under this Section 10. In the event that the Indemnifying Person, within 15 days after notice of any such proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any proceeding or consent to the entry of any judgment with respect to any proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such proceeding or consent to entry of any judgment with respect to any such proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified Person from all liability in respect of such proceeding.

      10.4 PAYMENT; INTEREST. The Indemnifying Person shall make any payment required to be made under this Section 10 in either Cotelligent Stock or immediately available funds at the sole and absolute option of Cotelligent and on demand. Any amounts or payments required to be paid by an Indemnifying Person under this Section 10 which are not paid within five business days of receipt by the Indemnifying Person of the Indemnified Person's demand therefor shall thereafter be deemed delinquent, and the Indemnifying Person shall pay to the Indemnified Person immediately upon demand, interest at the rate of 12% per annum, not to exceed the maximum nonusurious rate allowed by applicable law, from the date such payment becomes delinquent to the date of payment of such delinquent sums.

 11.  TERMINATION OF AGREEMENT

     Cotelligent or Stockholder may, by notice in the manner hereinafter provided on or before the Consummation Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Consummation Date and shall not reasonably be expected to occur. In any event, if the Articles of Merger have not been filed with the appropriate state authorities on or before December 31, 1996, this Agreement shall terminate. In the event of termination pursuant to this Section 11, this Agreement shall become null and void and each party hereto shall have no further liability or obligation to the other.

 12.  NONCOMPETITION

      12.1  PROHIBITED ACTIVITIES:

     (a) For a period of five years after the Closing (except as set forth in the following paragraph), Stockholder shall not for any reason whatsoever, directly or indirectly, for herself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage, as an officer, director, shareholder, owner, partner, joint venturer, lender or in any capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, of any business in direct or indirect competition with the Company or Cotelligent located or operating within 75 miles of any facility of the Company, Cotelligent or any of their subsidiaries at which Stockholder worked or in respect of which she supervised employees, agents or contractors;

     Notwithstanding the foregoing provisions of this paragraph (a) Stockholder may (i) be a passive investor owning no more than 1% of the outstanding equity securities of any corporation the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System and with which the Stockholder has no other connection whatsoever, (ii) invest in or act as an employee, consultant or other position for Cotelligent or (iii) at such time as Stockholder is not employed by the Company or Cotelligent, Stockholder may own or operate a business within Napa County, California;

     (b) For a period of five years Stockholder shall not, and shall cause each of her affiliates not to, offer to employ any person who is, at that time, or which has been within one (1) year prior to that time, an employee of Cotelligent or the Company;

     (c) For a period of five years after the Closing Date, the Stockholder shall not and shall cause each of her affiliates not to, engage or participate in any effort or act to induce any customer, supplier, associate, employee, sales or other agent or independent contractor of Cotelligent or the Company or which has been a customer, supplier, employee, sales or other agent or independent contractor of Cotelligent or the Company within one (1) years prior to that time, to take any action which might be disadvantageous to Cotelligent or the Company, or not to take any action which might be advantageous to Cotelligent or the Company; for a period of five years, Stockholder shall not for any reason whatsoever, directly or indirectly, for herself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature call upon any prospective acquisition candidate, on Stockholder's behalf or on behalf of any competitor which candidate was either called upon by the Company or Cotelligent (including the respective subsidiaries thereof) or for which the Company or Cotelligent made an acquisition analysis, for the purpose of acquiring such entity;

     (d) The Stockholder acknowledges that the damages that would be suffered by Cotelligent as a result of any breach of the provisions of this Section 12.1 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, Cotelligent shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Section 12.1 or otherwise to specifically enforce any of the provisions hereof, and Cotelligent shall not be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by Cotelligent and reasonable attorneys fees; and

     (e) It is agreed by the parties that the foregoing covenants in this
Section 12.1 impose a reasonable restraint on Stockholder in light of the activities and business of the Company or Cotelligent (including Cotelligent's other subsidiaries) on the date of the execution of this Agreement and the current plans of Cotelligent (including Cotelligent's other subsidiaries); but it is also the intent of Cotelligent and Stockholder that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and Cotelligent (including Cotelligent's subsidiaries) throughout the term of this covenant. For example, if, during the term of this Agreement, the Company or Cotelligent (including Cotelligent's subsidiaries) engages in new and different activities or business, then Stockholder will be precluded through the term of this covenant from soliciting the customers or employees of such new activities or business or from such new location and from competing with such new business within 75 miles of any office at which Stockholder worked for the Company or Cotelligent, or in respect of which she supervised employees, agents or contractors.


     (f) The parties hereto agree that the duration and area for which the covenants in this Section 12.1 are to be effective are reasonable. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions of this
Section 12.1 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Sections 12.1(a), (b), (c) and
(d) shall be deemed to be a separate covenant.

      12.2 INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Stockholder against the Company or Cotelligent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Cotelligent or the Company of such covenants. It is specifically agreed that the period of five years stated above, shall be computed by excluding from such computation any time during which Stockholder is in violation of any provision of this Section 12 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Cotelligent or the Company seeks to enforce the agreements and covenants of Stockholder or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

      12.3 MATERIALITY. Stockholder hereby agrees that this covenant is a material and substantial part of this transaction.

 13.  POST-CLOSING COVENANTS

      13.1 STOCKHOLDER. Stockholder recognizes and acknowledges that she had in the past, currently has, and in the future may possibly have, access to certain confidential information of Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. Stockholder agrees that she will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Cotelligent, unless such information becomes known to the public generally through no fault of Stockholder. In the event of a breach or threatened breach by Stockholder of the provisions of this
Section 13.1, Cotelligent and the Company shall be entitled to an injunction restraining Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Cotelligent and the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      13.2 COTELLIGENT. Cotelligent recognizes and acknowledges that it has in the past, currently has, and prior to the Consummation Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. Cotelligent agrees that it will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Consummation Date without Stockholder's prior written consent; provided, however, that nothing contained in this Section 13.2 shall restrict or prohibit the disclosure of information to Cotelligent's representatives and counsel for purposes of analyzing the transaction set forth herein. In the event of a breach or threatened breach by Cotelligent of the provisions of this
Section 13.2, Stockholder shall be entitled to an injunction restraining Cotelligent from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Stockholder from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      13.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, Cotelligent, Newco, the Company and Stockholder agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

      13.4 COVENANT TO PAY TAXES. If the Company is required to file any Tax Return for a taxable period which includes days before and after the Closing Date, Cotelligent shall prepare and cause such Tax Return to be filed. Stockholder shall be responsible for all Taxes attributable to the period ending on the Closing Date and the Company or Cotelligent shall be responsible for all Taxes attributable to the period after the Closing Date. The Tax attributable to the period through the Closing Date shall be determined (i) as if that period were a separate taxable year and (ii) to the extent permitted by law, by using the tax accounting methods and tax elections used by the Company (as appropriate) before the Closing Date. In no event, however, shall the Tax for the Company attributable to the period through the Closing Date exceed the amount of Tax actually payable by the Company for the entire taxable period. Cotelligent shall compute the amount of the Tax attributable to the period through the Closing Date and shall notify the Stockholder of such amount in writing, accompanied by a detailed calculation which shows how Cotelligent computed the amount shown. Within 30 days after the date of such notification by Cotelligent, the Stockholder shall pay to Cotelligent the excess of (a) the lesser of (i) the amount of the applicable Tax determined by Cotelligent as attributable to the portion of the period through the Closing Date or (ii) the amount of the applicable Tax determined by Cotelligent as payable by the Company for the entire taxable period, reduced by (b) the amount of the applicable Tax for the taxable period paid by the Company on or before the Closing Date.

 14.  POOLING ACCOUNTING

      14.1 RESTRICTIONS ON RESALE; LEGENDS. Cotelligent has informed the Stockholder that it is a material factor to Cotelligent in entering into this Agreement that the transactions contemplated by this Agreement be treated as a "pooling-of-interest" for accounting purposes. Therefore, notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Cotelligent of consolidated financial results which include results of combined operations of the Company and Cotelligent for at least thirty days on a consolidated basis following the Consummation Date, Stockholder shall not sell or otherwise transfer or dispose of, or in any other way reduce her risk relative to, any shares of the Cotelligent Stock received by Stockholder (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The SEC has issued Accounting Series Release Nos. 130 and 135, as amended, (collectively the "ASRs") setting forth certain restrictions applicable to the availability of "pooling-of-interest" accounting treatment in transactions of the type contemplated by this Agreement. The Stockholder, therefore, covenants and agrees with Cotelligent to hold her shares of Cotelligent Stock and to comply with the ASRs until the requirements of the ASRs have been met. The certificates evidencing the Cotelligent Stock to be received by the Stockholder will bear a legend substantially in the form set forth below and containing such other information as Cotelligent may deem necessary or appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY
(30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE COMPANY ACQUIRED BY THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENTS) WHEN THE REQUIREMENTS OF ACCOUNTING SERIES RELEASE NOS. 130 AND 135, AS AMENDED, OF THE SECURITIES AND EXCHANGE COMMISSION HAVE BEEN MET.

      14.2 INDEMNIFICATION. The Stockholder covenants and agrees that she will indemnify and hold harmless Cotelligent from and after the Closing Date against any and all losses, damages, liabilities, claims, deficiencies, costs, expenses or expenditures resulting from a breach by her of the restrictions set forth in
Section 14.1, the ASRs or Stockholder representations and warranties set forth in this Agreement which results in Cotelligent not being able to account for the transactions contemplated herein as a reorganization or in the transactions not qualifying as a tax free reorganization.

 15.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON COTELLIGENT STOCK

     The shares of Cotelligent Stock delivered to the Stockholder pursuant to this Agreement have been registered under the Securities Act of 1933, as amended (the "Act"), and are being issued pursuant to an effective registration statement.

      15.1 PROSPECTUS DELIVERY. Stockholder represents and acknowledges that Stockholder has been provided with a full and complete Prospectus dated April 8, 1996, and a prospectus supplement containing Cotelligent's Annual Report on Form 10-K for the period ended March 31, 1996, and has been provided as much time and opportunity as she deemed appropriate to review and study such Prospectus and to consult with Cotelligent regarding the merits and risks of the transactions contemplated by this Agreement.

      15.2 RESALE OF COTELLIGENT STOCK. Immediately after issuance of the Stock, Stockholder shall be free to resell such shares in a private transaction or a public transaction on the National Market System; provided that for two (2) years after the Closing Date, Seller shall comply with the resale requirements of Rule 145(d) under the Act, more specifically, the volume limitations, broker transactions, and manner of sale provisions of Rule 144(e), (f) and (g), respectively.

      15.3 LEGEND. Stockholder acknowledges and agrees that all Cotelligent Stock shall bear the following legend:

     "THE SHARES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF REPRESENTS IN WRITING, AND PROVIDES EVIDENCE SATISFACTORY TO COTELLIGENT GROUP, INC., THAT SUCH HOLDER HAS COMPLIED WITH RESALE LIMITATIONS UNDER APPLICABLE SECURITIES LAW."

; provided, however, that pursuant to Rule 145(d) of the Act, on the second anniversary following the Closing Date, the foregoing legend shall be removed from such certificates, and Cotelligent shall issue a certificate without such legend to Stockholder upon such Stockholder's request therefor.

 16.  GENERAL

      16.1 COOPERATION. Stockholder and Cotelligent shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Stockholder will cooperate and use her best efforts to have the present officers, directors and employees of the Company cooperate with Cotelligent on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

      16.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Cotelligent, and the heirs and legal representatives of Stockholder.

      16.3 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between Stockholder, the Company, Cotelligent and Newco and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by Stockholder, the Company, Cotelligent, and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

      16.4  COUNTERPARTS.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      16.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      16.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, Cotelligent will pay the fees, expenses and disbursements of Cotelligent and Newco and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, Stockholder will personally pay the fees, expenses and disbursements of the Company, Stockholder and her agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Stockholder and Company under this Agreement; provided, however, that Cotelligent shall reimburse Stockholder for up to $40,000 of accounting and legal fees incurred in connection with the subject matter of this Agreement.

      16.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

     (a) If to Cotelligent or Newco, addressed to them at:

     Cotelligent Group, Inc.
     101 California Street, Suite 2050
     San Francisco, California  94111
     Attention:  Corporate Secretary
     with a copy to:



     Mayor, Day, Caldwell & Keeton, L.L.P.
     700 Louisiana, Suite 1900
     Houston, Texas  77002
     Attn:  Roy E. Bertolatus

     (b) If to Stockholder, addressed to her at:

     3030 LBJ Freeway, Suite 1610
     Dallas, Texas  75234

     with a copy to:

     Hughes & Luce, L.L.P.
     1717 Main Street, Suite 2800

     Dallas, Texas  75201
     Attn:  John Holden, Jr.

      16.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

      16.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

      16.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      16.11  TIME.  Time is of the essence of this Agreement.

      16.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    "COTELLIGENT"

ATTEST:                             COTELLIGENT GROUP, INC.


                                    By: /s/ Daniel E. Jackson
- - -----------------------------          -----------------------------------------
                                       Name:  Daniel E. Jackson
                                       Title:  Senior Vice President and General
                                               Counsel




                                    "COMPANY"

ATTEST:                             INNOVA SOLUTIONS, INC.


                                    By: /s/ Susan E. Trice
- - ----------------------------           ----------------------------------------
                                      Name:  Susan E. Trice
                                      Title:  President, Secretary and Treasurer

                                    "NEWCO"

ATTEST:                             CGI ACQUISITION, INC.


                                    By:
- - ----------------------------           ----------------------------------------
                                      Name:
                                      Title:



                                    "STOCKHOLDER"


                                     /s/ Susan E. Trice
                                     -------------------------------------------
                                     Name:  Susan E. Trice

                                   EXHIBIT A
                                   ---------

                               ARTICLES OF MERGER
                            OF DOMESTIC CORPORATIONS


     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purposes of merging them into one such corporation:

     1 Plan of Reorganization and Merger adopted in accordance with the provisions of Article 5.04 of the Texas Business Corporation Act providing for the merger of CGI Acquisition, Inc. into Innova Solutions, Inc. was approved by the shareholders of each of the undersigned corporations and is attached hereto and hereby incorporated herein by reference.

     2 As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

                          NAME OF NUMBER OF SHARES OF
                      CORPORATION COMMON STOCK OUTSTANDING
                      ----------- ------------------------

     CGI Acquisition, Inc.            1,000
     Innova Solutions, Inc.           51,000

     3 As to each of the undersigned corporations, the number of shares of common stock voted for and against such Plan, respectively, are as follows:

                        NAME OF TOTAL VOTED TOTAL VOTED
                            CORPORATION FOR AGAINST
                            ----------- --- -------

     CGI Acquisition, Inc.         1,000      0
     Innova Solutions, Inc.        51,000      0

     4 The merger herein provided for shall be effective in the State of Texas as of 11:59 p.m. local time on the 30th day of June, 1996.

Dated:  June 28, 1996.
                                         CGI ACQUISITION, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       INNOVA SOLUTIONS, INC.


                                       By: /s/ Susan E. Trice
                                          --------------------------------------
                                       Name:   Susan E. Trice
                                       Title: President, Secretary and Treasurer

                                   EXHIBIT B
                                   ---------


     Upon the surrender of the Company Stock by Stockholder, Cotelligent shall deliver 521,390 shares of Cotelligent's Common Stock, par value $.01 per share.

                                   EXHIBIT D
                                   ---------


     Innova Solutions, Inc. has 100,000 authorized shares of Common Stock, 51,000 shares of which has been issued and are outstanding. Susan E. Trice is the record holder and beneficial owner of such 51,000 shares of Cotelligent Stock and such stock represents all the outstanding capital stock of the Company.

                                   EXHIBIT E
                                   ---------

                                 June 28, 1996



Ms. Susan E. Trice
Innova Solutions, Inc.
3030 LBJ Freeway, Suite 1610
Dallas, Texas  75234

     Re: Agreement and Plan of Reorganization and Merger (the "Agreement") among Cotelligent Group, Inc., a Delaware corporation ("Buyer"), CGI Acquisition, Inc., a Texas corporation ("Newco"), Innova Solutions, Inc., a Texas corporation (the "Company") and Susan E. Trice ("Shareholder") dated as of June 28, 1996

Gentlemen:

     I have acted as counsel to Buyer in connection with Buyer's acquisition of the stock of the Company by merging Newco, a wholly-owned subsidiary of Buyer with and into the Company, pursuant to the Agreement. Capitalized terms used herein that are not defined herein shall have the meanings set forth in respect thereof in the Agreement.

     In rendering the opinion set forth below, I have examined such documents, instruments and certificates as I deemed necessary to render the opinion set forth herein. Based on the foregoing, I am of the opinion that:

     1    The execution and delivery by Buyer of the Agreement and each of the collateral agreements to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of Buyer.

     2    The shares of common stock, $.01 par value per share, of Buyer delivered to Shareholder pursuant to Section 3 of the Agreement are duly authorized, validly issued and outstanding, fully paid and nonassessable; and none of such shares have been issued in violation of the preemptive rights of any person.

     3    The Registration Statement on Form S-1 filed by the Company with the
Securities and Exchange Commission ("Registration Statement") has become effective under the Securities Act of 1933, as amended, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated. The issuance of the shares of the Buyer's Common Stock to Shareholder is covered by such Registration Statement.

     The opinions expressed herein are expressed as of the date hereof, and I assume no obligation to advise any person of any change concerning any of the above, whether or not deemed material, which may hereafter come or be brought to my attention, including, but not limited to, any change which could result from pending or future legislation, law and jurisprudence.

     This opinion is limited to the laws of the State of Texas and the Delaware General Corporation Law, to the extent that the same may apply to or govern the transactions contemplated by the Agreement. I express no opinion as to the laws of any other jurisdiction.

     This opinion relates only to the matters expressly addressed above, and I express no opinion with respect to any other matter. This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement, and may not be relied upon by you for any other purpose, and may not be relied upon by any other person or entity for any purposes without my prior written consent.

     This letter expresses my legal opinion as to the matters set forth above and is based upon my professional knowledge and judgment at this time. However, it is not to be construed as a guaranty, nor is it a warranty that at court considering such matters would not rule in a manner contrary to the opinions set forth herein.

                              Very truly yours,



                              Daniel E. Jackson
                              Senior Vice President and General Counsel of Cotelligent Group, Inc.